EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard STAR Funds
File Number: 811-3919
Registrant CIK Number: 0000736054


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 6

SEC Identifier S000002932(Vanguard Total International Stock Index Fund) Class 1 SEC Identifier C000008020
Class 2 SEC Identifier C000094037
Class 3 SEC Identifier C000094040
Class 4 SEC Identifier C000094036
Class 5 SEC Identifier C000094039
Class 6 SEC Identifier C000094038


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $729,407
2. Dividends for a second class of open-end company shares                                                          $360,649
3. Dividends for a third class of open-end company shares                                                           $ 85,591
4. Dividends for a fourth class of open-end company shares                                                          $184,312
5. Dividends for a fifth class of open-end company shares						            $413,383
6. Dividends for a sixth class of open-end company shares							    $ 38,799

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $ .259
        2. Dividends from a second class of open-end company shares                                                 $ .444
        3. Dividends from a third class of open-end company shares                                                  $ .532
	4. Dividends from a fourth class of open-end company shares                                                 $1.785
	5. Dividends from a fifth class of open-end company shares                                                  $1.797
	5. Dividends from a sixth class of open-end company shares                                                  $ .825

Items 74A-74N

Condensed balance sheet data:(in thousands except per share amounts)

74F-$121,966,379
74N-$128,507,341
74T-$122,814,682
75B-$802,588,765


Items 74U-74V

U)      1. Number of shares outstanding                                                                              2,870,869
        2. Number of shares outstanding for a second class of shares of open-end company shares                      866,418
        3. Number of shares outstanding for a third class of shares of open-end company shares                       158,431
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      107,825
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       256,420
	6. Number of shares outstanding for a sixth class of shares of open-end company shares                       51,254

V)      1. Net asset value per share (to the nearest cent)                                                           16.98
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              28.40
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               34.06
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)             113.56
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)              113.58
	6. Net asset value per share of a sixth class of open-end company shares (to the nearest cent)               52.81


Series 7

SEC Identifier S000002925(Vanguard Developed Markets Stock Index Fund) Class 1 SEC Identifier C000008013
Class 2 SEC Identifier C000105303
Class 3 SEC Identifier C000081540
Class 4 SEC Identifier C000094035


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $65,049
2. Dividends for a second class of open-end company shares                                                        $127,412
3. Dividends for a third class of open-end company shares                                                         $289,904
4. Dividends for a fourth class of open-end company shares                                                        $205,205

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.447
        2. Dividends from a second class of open-end company shares                                                 $1.338
        3. Dividends from a third class of open-end company shares                                                  $0.463
	4. Dividends from a fourth class of open-end company shares                                                 $4.843


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